Exhibit 99.01
DexCom, Inc. Reports Fourth Quarter and Fiscal Year 2016 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-February 28, 2017) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter and fiscal year ended December 31, 2016.

Fourth Quarter and Full Year 2016 highlights:

•	Total revenue grew to $171.2 million for the fourth quarter of 2016, an increase of 31% from the $130.8 million in total revenue for the same quarter in 2015.

•	Total revenue grew to $573.3 million for the twelve months ended December 31, 2016, an increase of 43% from the $402.0 million in total revenue for the comparable period in 2015.

•	DexCom’s worldwide patient base increased to approximately 200,000 patients by the end of 2016, up from an estimated 140,000 at the end of 2015.

•	GAAP net loss was $7.4 million, or $0.09 per share, for the fourth quarter of 2016, compared to GAAP net income of $1.5 million, or $0.02 per share, for the comparable period in 2015.

•	GAAP net loss was $65.6 million, or $0.78 per share, for the twelve months ended December 31, 2016, compared to $57.6 million, or $0.72 per share, for the comparable period in 2015.

“2016 was a strong year for DexCom,” said Kevin Sayer, DexCom’s President and CEO. “The company not only generated record revenue but also achieved a number of important milestones, including the first ever non-adjunctive indication from the FDA. We look forward to continued global growth in 2017 and beyond.”

Fourth Quarter and Fiscal Year 2016 financial summary:

Gross profit totaled $116.7 million or 68% of sales and $378.4 million or 66% of sales for the three and twelve months ended December 31, 2016 compared to a gross profit of $91.2 million or 70% of sales and $278.4 million or 69% of sales for the three and twelve months ended December 31, 2015.

The GAAP net loss of $65.6 million for the twelve months ended December 31, 2016 included $128.1 million in non-cash expenses, comprised primarily of share-based compensation, depreciation and amortization, compared to the GAAP net loss of $57.6 million for the comparable period in 2015, which included $131.0 million in non-cash expenses, comprised primarily of a $36.5 million research and development charge for the issuance of common stock related to an upfront payment associated with our Collaboration and License Agreement with Verily Life Sciences (the “Verily Collaboration Agreement”) and $82.7 million of share-based compensation.

Non-GAAP net loss was the same as GAAP net loss for the twelve months ended December 31, 2016, as there were no non-cash exclusions for 2016. Non-GAAP net loss was $21.1 million, or $0.26 per share for the twelve months ended 2015, which excludes the $36.5 million research and development charge pursuant to the Verily Collaboration Agreement. See the table below entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Loss and Net Loss Per Share” for a reconciliation of these GAAP and Non-GAAP financial measures.

As of December 31, 2016, DexCom had $123.7 million in cash, cash equivalents and short-term marketable securities.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the DexCom, Inc. website at www.dexcom.com by navigating to "About Us," then "Investor Relations," and then "Events and Presentations," and will be archived for future reference. To listen to the conference call, please dial (800) 447-0521 (US/Canada) or (847) 413-3238 (International) and use the confirmation number "44096452" approximately five minutes prior to the start time.

Statement regarding use of non-GAAP financial measures

DexCom reports non-GAAP results for net income and net income per basic share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our financial measures under GAAP include a substantial non-cash research and development charge pursuant to the Verily Collaboration Agreement listed in the itemized reconciliation between GAAP and non-GAAP financial measures included in this press release. Management believes that presentation of operating results that excludes this item provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.
These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We encourage investors to carefully consider our results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business.

About DexCom, Inc.

DexCom, Inc., headquartered in San Diego, California, is developing and marketing continuous glucose monitoring systems for ambulatory use by people with diabetes and by healthcare providers.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding DexCom’s or its management’s intentions, beliefs, expectations and strategies for the future. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to DexCom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward looking statements. The risks and uncertainties that may cause actual results to differ materially from DexCom’s current expectations are more fully described in DexCom’s annual report on Form 10-K for the period ended December 31, 2016, as filed with the Securities and Exchange Commission on February 28, 2017. Except as required by law, DexCom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

FOR MORE INFORMATION:
Steven R. Pacelli
Executive Vice President, Strategy and Corporate Development
(858) 200-0200
www.dexcom.com

DexCom, Inc.
Consolidated Balance Sheets
(In millions—except par value data)

	As of December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$94.5	$86.1
Short-term marketable securities, available-for-sale	29.2	29.1
Accounts receivable, net	101.7	74.1
Inventory	45.4	35.2
Prepaid and other current assets	9.2	6.8
Total current assets	280.0	231.3
Property and equipment, net	109.4	54.7
Intangible assets, net	0.2	2.2
Goodwill	11.3	3.7
Other assets	1.9	0.1
Total assets	$402.8	$292.0
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$68.1	$38.9
Accrued payroll and related expenses	33.4	24.9
Current portion of long-term debt	—	2.3
Current portion of deferred revenue	0.9	0.8
Total current liabilities	102.4	66.9
Other liabilities	16.6	3.9
Total liabilities	119.0	70.8

Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 shares authorized; no shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	—	—
Common stock, $0.001 par value, 100.0 authorized; 84.9 and 84.6 issued and outstanding, respectively, at December 31, 2016; and 82.0 and 81.7 shares issued and outstanding, respectively, at December 31, 2015	0.1	0.1
Additional paid-in capital	905.7	776.8
Accumulated other comprehensive loss	(1.0)	(0.3)
Accumulated deficit	(621.0)	(555.4)
Total stockholders’ equity	283.8	221.2
Total liabilities and stockholders’ equity	$402.8	$292.0

DexCom, Inc.
Consolidated Statements of Operations
(In millions—except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Product revenue	$171.2	$130.8	$573.3	$400.7
Development grant and other revenue	—	—	—	1.3
Total revenue	171.2	130.8	573.3	402.0
Cost of sales	54.5	39.6	194.9	123.6
Gross profit	116.7	91.2	378.4	278.4
Operating expenses
Research and development	43.7	28.5	156.1	137.5
Selling, general and administrative	79.1	61.1	286.2	198.0
Total operating expenses	122.8	89.6	442.3	335.5
Operating income (loss)	(6.1)	1.6	(63.9)	(57.1)
Other expense	(0.7)	—	(0.7)	—
Interest income	0.1	—	0.4	—
Interest expense	(0.3)	—	(0.7)	(0.4)
Income (loss) before income taxes	(7.0)	1.6	(64.9)	(57.5)
Income tax expense	0.4	0.1	0.7	0.1
Net income (loss)	$(7.4)	$1.5	$(65.6)	$(57.6)
Basic and diluted net income (loss) per share	$(0.09)	$0.02	$(0.78)	$(0.72)
Shares used to compute basic and diluted net income (loss) per share	84.6	81.4	83.6	79.8
Diluted net income (loss) per share	$(0.09)	$0.02	$(0.78)	$(0.72)
Shares used to compute diluted net income (loss) per share	84.6	85.0	83.6	79.8

Itemized Reconciliation Between GAAP and Non-GAAP Net Loss and Net Loss per Share:

	Twelve Months Ended December 31,
	2016	2015
GAAP Net loss	$(65.6)	$(57.6)
Adjustment for non-cash research and development charge through issuance of common stock	—	36.5
Non-GAAP net loss	$(65.6)	$(21.1)

GAAP net loss per basic share	$(0.78)	$(0.72)
Adjustment for non-cash research and development charge through issuance of common stock	—	0.46
Non-GAAP net loss per basic share	$(0.78)	$(0.26)

Shares used to compute GAAP net loss per basic share	83.6	79.8
Adjustment for shares related to non-cash research and development charge through issuance of common stock	—	(0.1)
Shares used to compute non-GAAP net loss per basic share	83.6	79.7